SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Capital One Bank, on behalf of the Capital One Master Trust (Exact name of registrant as specified in its charter)

Virginia (State of incorporation or organization)	54-1719855 (IRS Employer Identification No.)

11011 West Broad Street, Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

  If this form relates to the registration of a class
  of securities pursuant to Section 12(b) of the
  Exchange Act and is effective pursuant to
  General Instruction A.(c), please check the
following box. ☐	If this form relates to the registration of a class
  of securities pursuant to Section 12(g) of the
  Exchange Act and is effective pursuant to
  General Instruction A.(d), please check the
following box. ☐

Securities Act registration statement file number to which this form relates:	333-54134, 333-54134-01 and 333 -54134-02

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Capital One Master Trust Class A Floating Rate Asset Backed Certificates, Series 2001-4 (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "Risk Factors"; "Introduction"; "Maturity Considerations"; "Series Provisions"; and "ERISA Considerations" in the Prospectus Supplement dated June 18, 2001 and "Prospectus Summary"; "Risk Factors"; "The Accounts"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated May 7, 2001 (the Prospectus and the Prospectus Supplement are incorporated herein by reference).

Item 2.	Exhibits.

	Exhibit 1 —	Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 2001-4.

	Exhibit 2 —	Amended and Restated Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form S-3/A (File No. 333-54134, 333- 54134-01 and 333-54134-02) filed with the Securities and Exchange Commission on April 13, 2001.

	Exhibit 3 —	Series 2001-4 Supplement (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on July 3, 2001).

	Exhibit 4 —	Prospectus Supplement dated June 18, 2001, as filed with the Securities and Exchange Commission on June 19, 2001, pursuant to Rule 424(b)(2), together with the Prospectus dated May 7, 2001 as filed with the Securities and Exchange Commission on June 15, 2001, pursuant to Rule 424(b)(5).

SIGNATURE

                        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL ONE BANK, on behalf of Capital One Master Trust

Date: June 27, 2001

By: /s/ Bonnie A. Seideman Bonnie A. Seideman Manager of Securitization

INDEX TO EXHIBITS

Exhibit Number	Exhibit

1	Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 2001-4.

2	Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form S-3/A (File No. 333-54134, 333-54134-01 and 333-54134-02) filed with the Securities and Exchange Commission on April 13, 2001).

3	Exhibit 3--Series 2001-4 Supplement (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 0-25762) filed with the Securities and Exchange Commission on July 3, 2001).

4	Prospectus Supplement dated June 18, 2001, as filed with the Securities and Exchange Commission on June 19, 2001, pursuant to Rule 424(b)(2), together with the Prospectus dated May 7, 2001 as filed with the Securities and Exchange Commission on June 15, 2001, pursuant to Rule 424(b)(5).